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Exhibit 23.3

CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

    We consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-72603, 333-35355, 333-10507, 333-10505, 333-67444, 333-67448 and 333-62577) and the Registration Statement on Form S-3 (No. 333-44218) of our report dated May 14, 1999, with respect to the consolidated financial statements of Quidel Corporation included in the Annual Report (Form 10-K/A) of Quidel Corporation for the year ended December 31, 2000.

/s/ Ernst & Young LLP

San Diego, California
September 19, 2001

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CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS